Exhibit 99.1

Antero Midstream Announces Launch of $600 Million Offering of Senior Notes

Denver, Colorado, June 25, 2019—Antero Midstream Corporation (NYSE: AM) (“Antero Midstream”) announced today that Antero Midstream Partners LP (“Antero Midstream Partners”), an indirect, wholly owned subsidiary of Antero Midstream, subject to market conditions, intends to offer $600 million in aggregate principal amount of senior unsecured notes due 2028 (the “Notes”) in a private placement to eligible purchasers.

Antero Midstream Partners intends to use the net proceeds of the offering to repay a portion of the outstanding borrowings under its credit facility.  The securities to be offered have not been registered under the Securities Act of 1933 as amended, (the “Securities Act”), or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The Notes are expected to be eligible for trading by qualified institutional buyers under Rule 144A and outside the United States pursuant to Regulation S.

This press release is neither an offer to sell nor a solicitation of an offer to buy the Notes or any other securities and shall not constitute an offer to sell or a solicitation of an offer to buy, or a sale of, the Notes or any other securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

This release includes “forward-looking statements.”  Such forward-looking statements are subject to a number of risks and uncertainties, many of which are not under Antero Midstream’s or Antero Midstream Partners’ control.  All statements, except for statements of historical fact, made in this release regarding activities, events or developments Antero Midstream and Antero Midstream Partners expect, believe or anticipate will or may occur in the future, such as statements regarding the proposed offering and the intended use of proceeds, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All forward-looking statements speak only as of the date of this release.  Although Antero Midstream and Antero Midstream Partners believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved.  Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.  Antero Midstream and Antero Midstream Partners expressly disclaim any obligation to and do not intend to publicly update or revise any forward-looking statements.

Antero Midstream and Antero Midstream Partners caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond Antero Midstream’s or Antero Midstream Partners’ control, incident to our business.  These risks include, but are not limited to, commodity price volatility, inflation, lack of availability of drilling and production equipment and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating natural gas and oil reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and the other risks described under the heading “Item 1A.  Risk Factors” in Antero Midstream’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2019.

Antero Midstream Corporation is a Delaware corporation that owns, operates and develops midstream gathering, compression, processing and fractionation assets located in West Virginia and Ohio, as well as integrated water assets that primarily service Antero Resources Corporation’s properties. Antero Midstream’s website is located at www.anteromidstream.com.  For more information, contact Michael Kennedy — CFO of Antero Midstream Corporation, at (303) 357-6782 or mkennedy@anteroresources.com.